UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Under Rule 14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 3, 2014, Pepco Holdings, Inc. provided the following responses to questions posed by The Montgomery County (Md.) Sentinel:

1. What are the chances of Pepco customers in the Maryland-D.C. area experiencing rate increases as a result of the merger?

There will be no immediate changes in the rates as a result of this transaction. Our rates will continue to be determined by the public utilities commissions in the regions where we operate. The rate cases that are in progress will continue during the transaction review process.

2. Is an increased financial risk being shifted from Exelon shareholders onto Pepco customers because of the price volatility risk associated with Exelon’s unregulated utilities (specifically, though not limited to, nuclear power)? Didn’t we have something along these lines?

Rates for Pepco customers are set by the public service commissions in each of our jurisdictions. Rates cannot be changed except by those regulators, who set rates for the distribution utilities based on prudent investments and costs of serving customers. In addition, as part of the merger the Companies are proposing a set of “ring-fencing” measures that would insulate Pepco, ACE and Delmarva Power from any perceived risk from Exelon’s unregulated operations.

3. Will any policies be put into place to protect Pepco customers from potential rate increases?

See 1.

4. What role will Pepco play in terms of rate regulation for their current customers once the merger is complete?

Pepco will continue to serve its customers after the merger. The local presence of the utility will be maintained. Our operating companies will continue to be locally managed – consistent with the approach Exelon has taken with its other utility companies. That means our focus on safety and reliability and the individual brands will remain the same.

5. What is the likelihood of the merger being approved?

Exelon and Pepco Holdings have a compelling strategic rationale for combining, given our geographic proximity and similar business models. Our cultures are an excellent match, with a shared focus on operational excellence, environmental stewardship, customer service and support for the communities we serve. The companies have committed to provide significant benefits as a result of the merger to our customers, communities and other stakeholders, and are optimistic that the necessary approvals will be obtained to allow the transaction to close in the second or third quarter of 2015.

6. What would the company’s response be to the allegations made by investor Natalie Gordon, who is suing the company, that Pepco is being undervalued at $6.8 billion, therefore harming investors?

This type of lawsuit is common in transactions of this sort. We believe this combination is in the best interests of our customers, shareholders and employees. We cannot comment further on pending litigation.

7. How will the merger impact reliability for Pepco customers?

We’re confident that by bringing our companies together, and working together to share and implement best practices and continually improve, we will build on the significant reliability progress already made at Pepco and deliver better system reliability and enhanced storm restoration capability for customers. Pepco will continue to implement its current plans, including the D.C. undergrounding project, and will enhance its reliability targets. Exelon will face financial penalties if the enhanced targets are not achieved. This commitment is backed by the strong reliability performance of the current Exelon utilities. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since BGE joined Exelon in 2012.

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Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data, and PHI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 in (x) PART I, ITEM 1. Financial Statements, (y) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (z) PART II, ITEM 1A. Risk Factors. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.